EXHIBIT 24

                          POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of TIME WARNER INC., a Delaware corporation (the "Corporation"), hereby constitutes and appoints RICHARD J. BRESSLER, PETER R. HAJE, GERALD M. LEVIN and PHILIP R. LOCHNER, JR. and RICHARD D. PARSONS, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others, for him or her and in his or her name, place and stead, in any and all capacities, to sign (a) a Registration Statement on Form S-3 or other appropriate form and any and all amendments to any such Registration Statement (including post-effective amendments) and any subsequent Registration Statements filed by the Corporation pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "Securities Act"), to be filed with the Securities and Exchange Commission in connection with the registration under the provisions of the Securities Act of 8,500,000 shares of the Corporation's common stock, par value $1.00 per share (the "Common Stock"), issued, or issuable upon conversion or exchange of shares of the Corporation's Series C Convertible Preferred Stock issued to the shareholders (the "Summit Shareholders") of Summit Communication Group, Inc. ("Summit") in connection with the acquisition of Summit by the Corporation, which shares of Common Stock are to be sold from time by the Summit Shareholders and (b) a Registration Statement on Form S-4 or other appropriate form and any and all amendments to such Registration Statement (including post-effective amendments) and any subsequent Registration Statements filed by the Corporation pursuant to Rule 462(b) of the Securities Act, to be filed with the Securities and Exchange Commission in connection with the registration under the provisions of the Securities Act of (i) 2,500,000 shares of Common Stock issuable in connection with the acquisition by the Corporation of Cablevision Industries Corporation and related companies, (ii) 3,250,000 shares of $3.75 Series E Convertible Preferred Stock (the "Series E Preferred Stock") issuable in connection with such acquisition, (iii) 3,250,000 shares of $3.75 Series F Convertible Preferred Stock (the "Series F Preferred Stock"), issuable in connection with such acquisition, (iv) such additional shares of Series F Preferred Stock and/or Common Stock as are issuable as a result of certain adjustments in connections with such acquisition and
(v) such shares of Common Stock as are issuable upon conversion or exchange of the Series E Preferred Stock and the Series F Preferred Stock, with power where appropriate to affix thereto the corporate seal of the Corporation and to attest said seal, and to file such Registration Statements, including a form of prospectus, and any and all amendments and post-effective amendments to such Registration Statements, and any subsequent Registration Statements filed by the Corporation pursuant to Rule 462(b) of the Securities Act, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do


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and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her name as of the 20th day of July, 1995.


(i)  Principal Executive Officers:


     /s/ Gerald M. Levin
     -------------------------
     Gerald M. Levin
     Director, Chairman of the Board
     and Chief Executive Officer


(ii)  Principal Financial:
          Officer:


     /s/ Richard D. Parsons
     -------------------------
     Richard D. Parsons
     Director and President


(iii) Principal Accounting
         Officer:

     /s/ Richard J. Bressler
     -------------------------
     Richard J. Bressler,
     Senior Vice President and
     Chief Financial Officer


(iv):  Directors:


/s/ John A. LaBarca                     /s/ Lawrence B. Buttenwieser
- -------------------------               ----------------------------
John A. LaBarca,                        Lawrence B. Buttenwieser
Vice President and Controller           Director



/s/ Merv Adelson                        /s/ David T. Kearns
- -------------------------               ----------------------------
Merv Adelson,                           David T. Kearns
Director                                Director


/s/ Carla A. Hills                      /s/ Edward S. Finkelstein
- ------------------------                ----------------------------
Carla A. Hills,                         Edward S. Finkelstein
Director                                Director



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/s/ Henry Luce III                      /s/ J. Richard Munro
- -------------------------               -------------------------
Henry Luce III,                         J. Richard Munro,
Director                                Director


/s/ Beverly Sills Greenough             /s/ Donald S. Perkins
- ----------------------------            -------------------------
Beverly Sills Greenough,                Donald S. Perkins,
Director                                Director


/s/ Reuben Mark                         /s/ Raymond S. Troubh
- -------------------------               -------------------------
Reuben Mark,                            Raymond S. Troubh,
Director                                Director


/s/ Michael A. Miles                    /s/ Francis T. Vincent, Jr.
- -------------------------               --------------------------
Michael A. Miles,                       Francis T. Vincent, Jr.
Director                                Director